EXHIBIT 99(g)(1)


                                CUSTODY AGREEMENT

                              TAMARACK FUNDS TRUST


         AGREEMENT, dated as of April 16, 2004, between Tamarack Funds Trust, (the "Trust") a statutory trust organized under the laws of the State of Delaware with its' principal place of business at 100 South 5th Street, Suite 2300 Minneapolis, Minnesota 55402 and Wells Fargo Bank, N.A. (the "Custodian"), a banking association organized under the laws of the United States of America with a principal place of business at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479.

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company; and

         WHEREAS, the Trust desires to appoint the Custodian as custodian of the securities and cash of each of the investment portfolios (each a "Fund" and collectively the "Funds") listed in Appendix A and the Custodian is willing to act in such capacity upon the terms and conditions set forth below.

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the parties do hereby agree as follows:


      SECTION 1.        DEFINITIONS

         Whenever used in this Agreement, the following terms shall have the meanings specified, insofar as the context will allow.

         (a) 1940 Act: The term 1940 Act shall mean the Investment Company Act of 1940, as amended from time to time.

         (b) Board: The term Board shall mean the Board of Trustees of the Trust.

         (c) Book-Entry Account: The term Book-Entry Account shall mean an account maintained by a Federal Reserve Bank in which Book-Entry Securities are held.

         (d) Book-Entry Securities: The term Book-Entry Securities shall mean securities issued by the United States Treasury and United States Federal agencies and instrumentalities that are maintained in the book-entry system maintained by a Federal Reserve Bank.

         (e) Certificate: The term Certificate shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, which is actually received by the Custodian and signed on behalf of a Fund by any two Officers of the Trust.

         (f) Clearing Member: The Term Clearing Member shall mean a registered broker-dealer that is a member of a national securities exchange qualified to act as a custodian for an investment company, or any broker-dealer reasonably believed by the Custodian to be such a clearing member.


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         (g) Depository: The term Depository shall mean The Depository Trust
Company ("DTC"), Participants Trust Company ("PTC"), and any other clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, its successor(s) and its nominee(s), provided the Custodian has received a certified copy of a resolution of the Board of Directors specifically approving deposits in DTC, PTC or such other clearing agency. The term "Depository" shall further mean and include any person authorized to act as a depository pursuant to Section 17, Rule 17f-4 or Rule 17f-5 under the 1940 Act, its successor(s) and its nominee(s), specifically identified in a certified copy of a resolution of the Board of Directors approving deposits therein by the Custodian.

         (h) Custodian: The term Custodian shall mean the Custodian in its capacity as custodian under this Agreement.

         (i) Foreign Securities: The term Foreign Securities shall mean "Foreign Securities" as that term is defined in Rule 17f-5 under the 1940 Act.

         (j) Foreign Custodian: The term Foreign Custodian shall mean "Eligible Foreign Custodian" as that term is defined in Rule 17f-5 under the 1940 Act.

         (k) Fund Business Day: The term Fund Business Day shall mean a day that is a business day for a Fund as defined in the Fund's prospectus.

         (l) Funds: The term Funds shall mean the Funds listed in Appendix A or any Fund that the Trust shall subsequently establish, provided that the Custodian may decline to act as custodian for any Fund subsequently established.

         (m) Officers: The term Officers shall be deemed to include the President, Vice President, the Secretary, the Treasurer, the Controller, any Assistant Secretary, any Assistant Treasurer or any other person or persons duly authorized by the Directors of the Trust to execute any Certificate, instruction, notice or other instrument on behalf of the Fund and listed in the Certificate attached hereto or such other Certificate as may be received by the Custodian from time to time.

         (n) Oral Instructions: The term Oral Instructions shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to the Custodian in person or by telephone, vocal telegram or other electronic means, by a person or persons reasonably believed in good faith by the Custodian to be a person or persons authorized by a resolution of the Board to give Oral Instructions on behalf of the Trust or a Fund. Each Oral Instruction shall specify whether it is applicable to the entire Trust or a specific Fund of the Trust.

         (o) Securities: The term Securities shall mean bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities and investments from time to time owned by the Trust.

         (p) Securities Depository: The term Securities Depository shall mean a system, domestic or foreign, for the central handling of securities in which all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the securities and shall include any system for the issuance of Book-Entry Securities.

         (q) Share Certificates: The term Share Certificates shall mean the certificates for the Shares.



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         (r) Shareholders: The term Shareholders shall mean the registered owners from time to time of the Shares, as reflected on the share registry records of the Trust.

         (s) Shares: The term Shares shall mean the shares of common stock of a Fund, each of which, in the case of a Fund having Series, is allocated to a particular Series.

         (t) Sub-Custodian: The term Sub-Custodian shall mean any person selected by the Custodian under Section 22 hereof and in accordance with the requirements of the 1940 Act to custody any or all of the Securities and cash of the Trust, and shall include Foreign Sub-Custodians.

         (u) Trust: The term Trust shall mean the Tamarack Funds Trust.

         (v) Written Instructions: The term Written Instructions shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to the Custodian in original writing containing original signatures, or a copy of such document transmitted by telecopy, including transmission of such signature, or other mechanical or documentary means, at the request of a person or persons reasonably believed in good faith by the Custodian to be a person or persons authorized by a resolution of the Board to give Written Instructions on behalf of the Trust or a Fund. Each Written Instruction shall specify whether it is applicable to the entire Trust or a specific Fund of the Trust.

      SECTION 2.        APPOINTMENT

         The Trust hereby appoints the Custodian as custodian of the Securities and cash of each Fund from time to time on deposit hereunder. The Securities and cash of each Fund shall be and remain the sole property of the Fund and the Custodian shall have only custody thereof. The Custodian shall hold, earmark and physically segregate for the appropriate Fund account of the Trust all non-cash property, including all Securities that are not maintained pursuant to Section 6 in a Securities Depository or Book-Entry Account. The Custodian will collect on a timely basis all of the dividends and interest of the Securities held by the Custodian.

         The Custodian shall open and maintain a separate bank or trust account or accounts in the name of the Trust and each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Trust or a Fund. Notwithstanding the foregoing, a separate bank account may be established by the Trust to be used as a petty cash account in accordance with Rule 17f-3 under the 1940 Act and the Custodian shall have not duty or liability with regard to such account.

         Upon receipt of Written Instructions, funds held by the Custodian for a Fund may be deposited by the Custodian to its credit in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company shall be approved as a depository for such funds by the vote of a majority of the Board of Directors of the Trust. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.








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      SECTION 3.        DELIVERY OF BOARD RESOLUTIONS

         The Trust shall, as necessary, file with the Custodian a certified copy of the operative resolution of the Board authorizing execution of Written Instructions and the number of signatories required and setting forth authentic signatures of all signatories authorized to sign on behalf of the Trust or any Fund thereof. Such resolution shall constitute conclusive evidence of the authority of all signatories designated therein to act and shall be considered in full force and effect, with the Custodian fully protected in acting in reliance thereon, until the Custodian receives a certified copy of a replacement resolution adding or deleting a person or persons authorized to give written Instructions.

         The Trust shall, as necessary, file with the Custodian a certified copy of the operative resolution of the Board authorizing the transmittal of Oral Instructions and specifying the person or persons authorized to give Oral Instructions on behalf of the Trust or any Fund. Such resolution shall constitute conclusive evidence of the authority of the person or persons designated therein to act and shall be considered in full force and effect, with the Custodian fully protected in acting in reliance therein, until the Custodian actually receives a certified copy of a replacement resolution adding or deleting a person or persons authorized to give Oral Instructions. If the officer certifying the resolution is authorized to give Oral Instructions, the certification shall also be signed by a second officer of the Trust.

      SECTION 4.        INSTRUCTIONS

         For all purposes under this Agreement, the Custodian is authorized to act upon receipt of the first of any Written or Oral Instruction it receives. If the first Instruction is an Oral Instruction, the Trust shall deliver or have delivered to the Custodian a confirmatory Written Instruction; and if the Custodian receives an Instruction, whether Written or Oral, with respect to a Securities transaction, the Trust shall cause the broker or dealer to send a written confirmation of the transaction to the Custodian. The Custodian shall be entitled to rely on the first Instruction received and, for any act or omission undertaken in compliance therewith, shall be free of liability and fully indemnified and held harmless by the Trust. The sole obligation of the Custodian with respect to any confirmatory Written Instruction or broker or dealer written confirmation shall be to make reasonable efforts to detect any discrepancy between the original Instruction and such confirmation and to report such discrepancy to the Trust. The Trust shall be responsible, at the Trust's expense, for taking any action, including any reprocessing, necessary to correct any discrepancy or error, and to the extent such action requires the Custodian to act, the Trust shall give the Custodian specific Written Instructions as to the action required.

      SECTION 5.        DEPOSIT OF ASSETS

         The Trust will initially transfer and deposit or cause to be transferred and deposited with the Custodian all of the Securities, other property and cash owned by each Fund at the time this Agreement becomes effective, provided that the Custodian shall have the right, in its sole discretion, to refuse to accept any securities or other property that are not in proper form for deposit or any reason. Such transfer and deposit shall be evidenced by appropriate schedules duly executed by the Trust on behalf of the Funds. The Trust may deposit with the Custodian additional Securities of the Funds and dividends or interest collected on such Securities as the same are acquired from time to time.

         The Trust will cause to be deposited with the Custodian from time to time (i) the net proceeds of Securities sold, (ii) the applicable net asset value of Shares sold, whether representing initial issue or any other securities and (iii) cash as may be acquired. Deposits with respect to sales of Shares shall


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be accompanied by Written or Oral Instructions stating the amount to be deposited with the Custodian and registration instructions. The Custodian will provide timely notification to each applicable Fund of any receipt by it of payments for Shares of the Funds.

      SECTION 6.        DEPOSIT OF ASSETS WITH THIRD PARTIES

         The Trust hereby authorizes the Custodian to deposit assets of the Funds as follows:

         (a) With another bank licensed and regularly examined by the United States or any state thereof as the Trust shall permit by Written or Oral Instructions.

         (b) In the Custodian or Sub-Custodian's account(s) with any Securities Depository as the Trust shall permit by Written or Oral Instruction.

         (c) Book-Entry Securities belonging to a Fund in a Book-Entry Account maintained for the Custodian.

         So long as any deposit referred to in (b) or (c) above is maintained for a Fund, the Custodian shall: (i) deposit the Securities in an account that includes only assets held by the Custodian for customers; (ii) send the Trust a confirmation (i.e., an advice of notice of transaction) of any transfers of the Trust or a Fund to or from the account; (iii) with respect to Securities of a Fund transferred to the account, identify as belonging to the Fund a quantity of securities in a fungible bulk of securities that are registered in the name of the Custodian or its nominee, or credited to the Custodian's account on the books of a Securities Depository or the Custodian's agent; (iv) promptly send to the Trust all reports it receives from the appropriate Federal Reserve Bank or Securities Depository on its respective system of internal accounting control; and (v) send to the Trust such reports of the systems of internal accounting control of the Custodian and its agents through which Securities are deposited as are available and as the Trust may reasonably request from time to time.

         Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Trust (for the account of each Fund) for any loss or damage to the applicable Fund(s) resulting from the negligence (including failure to act), fault or willful misconduct of the Custodian, its agents or employees in selecting or using a Securities Depository or Book-Entry Account. The Custodian shall not waive any rights it may have against a Securities Depository or Federal Reserve Bank. The Trust on behalf of the affected Fund may elect to be subrogated to the rights of the Custodian against the Securities Depository or Federal Reserve Bank or any other person with respect to any claim that the Custodian may have as a consequence of any such loss or damage, if and to the extent that the Trust or the affected Fund has not been made whole for any such loss or damage.

      SECTION 7.        REGISTRATION OF SECURITIES

         The Securities held by the Custodian, unless payable to bearer or maintained in a Securities Depository or Book-Entry Account pursuant to Section 6, shall be registered in the name of the Custodian or in the name of its nominee for the account of the applicable Fund, or if directed by Written Instructions, in the name of the Fund or its nominee. Any such nominee of the Custodian shall be under the Custodian's exclusive control and shall be identified to the Trust. In the event that any Securities are registered in the name of the Fund or its nominee, the Trust on behalf of the Fund will endorse, or cause to be endorsed, to the Custodian dividend and interest checks, or will issue appropriate orders to the issuers of the Securities to pay dividends and interest to the Custodian. Securities, excepting bearer securities, delivered from time to time to the Custodian shall, in all cases,



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be in due form for transfer, or registered as above provided.

      SECTION 8.        DISBURSEMENTS OF CASH

         The Custodian is hereby authorized and directed to disburse cash to or from a Fund from time to time as follows:

         (a) For the purchase of Securities by the Fund, upon receipt by the Custodian of (i) Written or Oral Instructions specifying the Securities and stating the purchase price and the name of the broker, investment banker or other party to or upon whose order the purchase price is to be paid and (ii) either the Securities so purchased, in due form for transfer or already registered as provided in Section 7, or notification by a Securities Depository or a Federal Reserve Bank that the Securities have been credited to the Custodian's account with the Securities Depository or Federal Reserve Bank.

         (b) For transferring funds, including mark-to-the-market payments, in connection with a repurchase agreement covering Securities that have been received by the Custodian as provided in subsection (a) above, upon receipt by the Custodian of (i) Written or Oral Instruction specifying the Securities, the purchase price and the party to whom the purchase price is to be paid and (ii) a copy of the written agreement to repurchase the Securities from the Fund.

         (c) For transferring funds to a duly-designated redemption paying agent to redeem or repurchase Shares, upon receipt of (i) either Share Certificates in due form for transfer, or proper processing of Shares for which no Share Certificates are outstanding and (ii) Written or Oral Instructions stating the applicable redemption price.

         (d) For exercising warrants and rights received upon the Securities, upon timely receipt of Written or Oral Instructions authorizing the exercise of such warrants and rights and stating the consideration to be paid.

         (e) For repaying, in whole or in part, any loan of a Fund, or returning cash collateral for Securities loaned by a Fund, upon receipt of Written or Oral Instructions directing payment and stating the Securities, if any, to be received against payment.

         (f) For paying over to a duly designated dividend disbursing agent such amounts as may be stated in Written or Oral Instructions as the Trust deems appropriate to include in dividends or distributions declared on the Shares of a Fund.

         (g) For paying or reimbursing a Fund for other corporate expenditures, upon receipt of Written or Oral Instructions stating that such expenditures are or were authorized by resolution of the Board and specifying the amount of payment, the purposes for which such payment is to be made, and the person or persons to whom payment is to be made.

         (h) For transferring funds to any Sub-Custodian, upon receipt of Written or Oral Instructions and upon agreement by the Custodian.

         (i) To advance or pay out accrued interest on bonds purchased, dividends on stocks sold and similar items.

         (j) To pay proper compensation and expenses of the Custodian.




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         (k) To pay, or provide a Fund with money to pay, taxes, upon receipt of appropriate Written or Oral Instructions.

         (l) To transfer funds to a separate checking account maintained by the Trust on behalf of a Fund.

         (m) To pay interest, management or supervisory fees, administration, dividend and transfer agency fees and costs, compensation of personnel and operating expenses, including but not limited to fees for legal, accounting and auditing services.

         Before making any payments or disbursements, however, the Custodian shall receive, and may conclusively rely upon, Written or Oral Instructions requesting such payment or disbursement and stating that it is for one or more or the purposes enumerated above. Notwithstanding the foregoing, the Custodian may disburse cash for other corporate purposes; provided, however, that such disbursement may be made only upon receipt of Written or Oral Instructions stating that such disbursement was authorized by resolution of the Board.

      SECTION 9.        DELIVERY OF SECURITIES

         The Custodian is hereby authorized and directed to deliver Securities of the Funds from time to time as follows: (a) For completing sales of Securities sold by a Fund, upon receipt of (i) Written or Oral Instructions specifying the Securities sold, the amount to be received and the broker, investment banker or other party to or upon whose order the Securities are to be delivered and (ii) the net proceeds of sale; provided, however, that the Custodian may accept payment in connection with the sale of Book-Entry Securities and Securities on deposit with a Securities Depository by means of a credit in the appropriate amount to the account described in Section 6(b) or (c) above.

         (b) For exchanging Securities for other Securities (and cash, if applicable), upon timely receipt of (i) Written or Oral Instructions stating the Securities to be exchanged, cash to be received and the manner in which the exchange is to be made and (ii) the other Securities (and cash, if applicable) as specified in the Written or Oral Instructions.

         (c) For exchanging or converting Securities pursuant to their terms or pursuant to any plan of conversion, consolidation, recapitalization, reorganization, re-adjustment or otherwise, upon timely receipt of (i) Written or Oral Instructions authorizing such exchange or conversion and stating the manner in which such exchange or conversion is to be made and (ii) the Securities, certificates of deposit, interim receipts, and/or cash to be received as specified in the Written or Oral Instructions.

         (d) For presenting for payment Securities that have matured or have been called for redemption;

         (e) For delivering Securities upon redemption of Shares in kind, upon receipt of (i) Share Certificates in due form for transfer, or proper processing of Shares for which no Share Certificates are outstanding and (ii) appropriate Written or Oral Instructions.

         (f) For depositing with the lender Securities to be held as collateral for a loan to a Fund or depositing with a borrower Securities to be loaned by a Fund, (i) upon receipt of Written or Oral




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Instructions directing delivery to the lender or borrower and suitable collateral, if Securities are loaned or (ii) pursuant to the terms of a separate securities lending agreement.

         (g) For complying with a repurchase agreement, upon receipt of Written or Oral Instructions stating (i) the securities to be delivered and the payment to be received and (ii) payment.

         (h) For depositing with a depository agent in connection with a tender or other similar offer to purchase Securities of a Fund, upon receipt of Written or Oral Instructions.

         (i) For depositing Securities with the issuer thereof, or its agents, for the purpose of transferring such Securities into the name of a Fund, the Custodian or any nominee of either in accordance with Section 7, upon receipt of appropriate Written or Oral Instructions.

         (j) For other proper corporate purposes; provided, that the Custodian shall receive Written or Oral Instructions requesting such delivery.

         (k) Notwithstanding the foregoing, the Custodian may, without Written or Oral Instructions, surrender and exchange Securities for other Securities in connection with any reorganization, recapitalization, or similar transaction in which the owner of the Securities is not given an option; provided, however, that the Custodian has no responsibility to effect any such exchange unless it has received actual notice of the event permitting or requiring such exchange. To facilitate any such exchange, the Custodian is authorized to surrender against payment maturing obligations and obligations called for redemption and to effectuate the exchange in accordance with customary practices and procedures established in the market for exchanges.

      SECTION 10.       BORROWINGS

         The Trust will cause any person from which it borrows money on behalf of a Fund using Securities as collateral to deliver to the Custodian a notice of undertaking in the form currently employed by the lender setting forth the amount that the lender will loan to the Trust against delivery of a stated amount of collateral. The Trust shall promptly deliver to the Custodian Written or Oral Instructions for each loan, stating (i) the name of the lender, (ii) the amount and terms of the loan, which terms may be specified by incorporating by reference an attached promissory note or loan agreement duly endorsed by the Trust on behalf of the Fund, (iii) the time and date, if known, on which the loan will be consummated (the "borrowing date"), (iv) the date on which the loan becomes due and payable, (v) the total amount payable to the Fund on the borrowing date, (vi) the market value of Securities to be delivered as collateral for such loan and (vii) the name of the issuer, the title and the number of shares or principal amount of the Securities to be delivered as collateral. The Custodian shall deliver on the borrowing date such specified collateral and the executed promissory note, if any, and receive from the lender the total amount of the loan proceeds; provided, however, that no delivery of Securities shall occur if the amount of loan proceeds does not conform to the amount set forth in the Written or Oral Instructions, or if such Instructions do not contain the requirements of (vii) above. The Custodian may, at the option of the lender, keep such collateral in its possession; provided such collateral is subject to all rights given the lender by any promissory note or loan agreement executed by the Trust on behalf of a Fund.

         The Custodian shall deliver, from time to time, any Securities required as additional collateral for any transaction described in this Section, upon receipt of Written or Oral Instructions. The Trust shall cause all Securities released from collateral status to be returned directly to the Custodian.




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      SECTION 11.       INDEBTEDNESS TO CUSTODIAN

         The Trust hereby agrees that the Custodian shall have a continuing lien and security interest, to the extent of any such overdraft or indebtedness, in any property then held by the Custodian or its agents for the benefit of a Fund, or in which the Fund may have an interest.

      SECTION 12.       SECURITIES LOANS

         The Custodian may from time to time lend securities of a Fund in accordance with and pursuant to a separate securities lending agreement.


      SECTION 13.       OPTIONS, FUTURES CONTRACTS AND SEGREGATED ACCOUNTS

         The Custodian's responsibilities regarding options, futures contracts and segregated accounts will be governed by the following sub-paragraphs:

         (a)      Options.

                  (i) Upon receipt of Written or Oral Instructions relating to the purchase of an option or sale of a covered call option, the Custodian shall:
(A) receive and retain confirmations or other documents, if any, evidencing the purchase or writing of the option; (B) if the transaction involves the sale of a covered call option, deposit and maintain in a segregated account the Securities (either physically or by book-entry in a Securities Depository) subject to the covered call option written on behalf of the Funds; and (C) pay, release and/or transfer such securities, cash or other assets in accordance with any notices or other communications evidencing the expiration, termination or exercise of such options which are furnished to the Custodian by the Options Clearing Corporation (the "OCC"), the Securities or Options Exchanges on which such options were traded, or such other organization as may be responsible for handling such option transactions.

                  (ii) Upon receipt of Written or Oral Instructions relating to the sale of a naked option (including stock index and commodity options), the Custodian, the Trust and the broker-dealer shall enter into an agreement to comply with the rules of the OCC or of any registered national securities exchange or similar organizations(s). Pursuant to that agreement and any Written or Oral Instructions, the Custodian shall: (A) receive and retain confirmations or other documents, if any, evidencing the writing of the option; (B) deposit and maintain in a segregated account Securities (either physically or by book-entry in a Securities Depository) cash and/or other assets; and (C) pay, release and/or transfer such Securities, cash or other assets in accordance with any such agreement and with any notices or other communications evidencing the expiration, termination or exercise of such option which are furnished to the Custodian by the OCC, the Securities or Options Exchanges on which such options were traded, or such other organization as may be responsible for handling such option transactions. The Custodian shall not be responsible for determining the quality and quantity of assets held in any segregated account established in compliance with applicable margin maintenance requirements and the performance of other terms of any option contract.

         (b) Futures Contracts. Upon receipt of Written or Oral Instructions, the Custodian shall enter into a futures margin procedural agreement among the Trust, the Custodian and the designated futures commission merchant (a "Procedural Agreement"). Under the Procedural Agreement the Custodian shall: (A) receive and retain confirmations, if any, evidencing the purchase or sale of a futures contract or an option on a futures contract by a Fund; (B) deposit and maintain in a segregated account cash, Securities and/or other assets designated as initial, maintenance or variation "margin" deposits intended to secure each Funds' performance of its obligations under any futures contracts purchased or sold, or any options on futures contracts written by the Funds, in accordance with the provisions of any Procedural Agreement designed to comply with the provisions of the Commodity Futures Trading Commission and/or any commodity exchange or contract market (such as the Chicago Board of Trade), or any similar organization(s), regarding such margin deposits; and (C) release assets from and/or transfer assets into such margin accounts only in accordance with any such Procedural Agreements. The Custodian shall not be responsible for determining the type and amount of assets held in the segregated account or paid to the broker-dealer in compliance with applicable margin maintenance requirements and the performance of any futures contract or option on a futures contract in accordance with its terms.

         (c) Segregated Accounts. Upon receipt of Written or Oral Instructions, the Custodian shall establish and maintain on its books a segregated account or accounts for and on behalf of each Fund, into which account or accounts may be transferred assets of each Fund, including Securities maintained by the Custodian in a Securities Depository, said account or accounts to be maintained (i) for the purpose of compliance by the Fund with the procedures required by SEC 1940 Act Release Number 10666 or any subsequent release or releases relating to the maintenance of segregated accounts by registered investment companies or (ii) for such other purposes as may be set forth, from time to time in Written or Oral Instructions. The Custodian shall not be responsible for the determination of the type or amount of assets to be held in any segregated account referred to in this paragraph.

      SECTION 14.       EXERCISE OF POWERS WITH RESPECT TO SECURITIES

         The Custodian assumes no duty, obligation or responsibility whatsoever to exercise any voting or consent powers with respect to the Securities held by it from time to time hereunder. The Trust or such persons as it may designate shall have the right to vote, consent or otherwise act with respect to such Securities. The Custodian will exercise its best efforts (as defined in Section
17) to furnish to the Trust in a timely manner all proxies or other appropriate authorizations with respect to Securities registered in the name of the Custodian or its nominee, so that the Trust or its designee may vote, consent or otherwise act.

      SECTION 15.       COMPENSATION

         (a) The Trust commits each Fund to pay to the Custodian compensation for its services as set forth in Appendix B hereto, or as shall be set forth in written amendments to Appendix B approved by the Trust and the Custodian from time to time.

         (b) The Trust shall pay all fees and expenses of any Sub-Custodian approved by the Trust.

      SECTION 16.       CORPORATE ACTIVITY

         The Custodian will exercise its best efforts to forward to the Trust in a timely manner all notices of shareholder meetings, proxy statements, annual reports, conversion notices, call notices, or other notices or written materials of any kind (excluding share certificates and dividend, principal and interest payments) sent to the Custodian as registered owner of Securities. Best efforts as used in this Agreement shall mean the efforts reasonably believed in good faith by the Custodian to be adequate in the circumstances.

         Upon receipt of warrants or rights issued in connection with the assets of a Fund, the Custodian shall enter into its ledgers appropriate notations indicating such receipt and shall notify the Fund of such receipt. However, the Custodian shall have no obligation to take any other action with respect to such warrants or rights, except as directed in Written or Oral Instructions.

         The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Directors of the Trust to keep the books of account of each Fund and/or compute the net asset value per share of the outstanding shares of each Fund or, upon Written Instructions, shall itself keep such books of account and/or compute such net asset values per share. Upon Written Instructions, the Custodian shall also calculate daily the net income of each Fund as described in the Fund's currently effective prospectus and shall advise the Trust and the Trust's transfer agent daily of the total amounts of such net income and, upon Written Instructions, shall advise the Trust's transfer agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of each Fund shall be made at the time or times described from time to time in the applicable Fund's currently effective prospectus.

         The Custodian shall take all reasonable actions, as agreed to by the Trust and the Custodian, to assist the Trust in obtaining from year to year favorable opinions from the Trust's independent auditors with respect to the Custodian's activities hereunder in connection with the preparation of the Trust's Forms N-1A, Forms N-SAR or other reports to the Securities and Exchange Commission with respect to any other requirements of such Commission.

         The Custodian shall provide the Trust, at such times as the Trust may reasonably require, with reports by independent accountants on the accounting system, internal accounting controls and procedures for safeguarding Securities, futures contracts and options on futures contracts, including Securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian hereunder; such reports shall be of sufficient scope, and in sufficient detail, as may reasonably be required by the Trust to provide reasonable assurance that any material inadequacies would be disclosed by such examination and, if there are no such inadequacies, the reports shall so state.

      SECTION 17.       RECORDS

         The Custodian acknowledges and agrees that all books and records maintained for the Trust or a Fund in any capacity under this Agreement are the property of the Trust and may be inspected by the Trust or any authorized regulatory agency at any reasonable time. Upon request all such books and records will be surrendered promptly to the Trust. The Custodian agrees to make available upon request and to preserve for the periods prescribed in Rule 31a-2 of the 1940 Act any records related to services provided under this Agreement and required to be maintained by Rule 31a-1 under the 1940 Act.

      SECTION 18.       LIABILITY

         The Custodian assumes only the usual duties and obligations normally performed by custodians of open-end investment companies. The Custodian specifically assumes no responsibility for the management, investment or reinvestment of the Securities from time to time owned by the Funds, whether or not on deposit hereunder. The Custodian assumes no duty, obligation or responsibility whatsoever with respect to Securities not deposited with the Custodian.

         The Custodian may rely upon the advice of counsel, who may be counsel for the Trust or for the Custodian, and upon statements of accountants, brokers or other persons believed by the Custodian in good faith to be expert in the matters upon which they are consulted. The Custodian shall not be liable for any action taken in good faith reliance upon such advice or statements. The Custodian shall not be liable for action taken in good faith in accordance with any Written or Oral Instructions, request or advice of the Trust or its officers, or information furnished by the Trust or its officers. The Custodian shall not be liable for any non-negligent action taken in good faith and reasonably believed by it to be within the powers conferred upon it by this Agreement.

         No liability of any kind, other than to the Trust or affected Fund, shall attach to the Custodian by reason of its custody of the Securities and cash held by the Custodian hereunder or otherwise as a result of its custodianship. In the event that any claim shall be made against the Custodian, it shall have the right to pay the claim and reimburse itself from the assets of the affected Fund; provided, however, that no such reimbursement shall occur unless the affected Fund is notified of the claim and is afforded an opportunity to contest or defend the claim, if it so elects. Each Fund agrees to indemnify and hold the Custodian harmless for any loss, claim, damage or expense arising out of the custodian relationship under this Agreement; provided such loss, claim, damage or expense is not the direct result of the Custodian's negligence or willful misconduct.

      SECTION 19.       TAXES

         The Custodian shall not be liable for any taxes, assessments or governmental charges that may be levied or assessed upon the Securities held by it hereunder, or upon the income therefrom. Upon Written or Oral Instruction, the Custodian may pay any such tax, assessment or charge and reimburse itself out of the monies of the Fund or the Securities held hereunder. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with the receipt of income or other payments with respect to the Securities of each Fund held by it and in connection with transfers of such Securities.

      SECTION 20.       FOREIGN SECURITIES

         The Custodian shall be authorized to provide services as an eligible foreign custodian and act as a foreign custody manager, as those terms are defined in Rule 17f-5 under the 1940 Act, as amended. The Custodian shall not be responsible for acting as a foreign custody manager unless and until the Custodian accepts such delegation of responsibility pursuant to a separate Delegation Agreement or Foreign Custody Manager Agreement approved by the Board of Directors, that describes the Custodian's duties as a foreign custody manager and identifies the Funds for which the Custodian will so act.

      SECTION 21.       SUB-CUSTODIANS

         (a) The Custodian may from time to time request appointment of one or more Sub-Custodians. Upon receipt of Written or Oral Instructions authorizing the use of such a Sub-Custodian, the Custodian shall appoint one or more Sub-Custodians of Securities and cash owned by the Trust from time to time.

         (b) The Custodian shall have no liability to the Trust by reason of any act or omission of any Sub-Custodian approved by the Trust, and the Trust shall indemnify the Custodian and hold it harmless from and against any and all actions, suits, claims, losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising directly or indirectly out of or in connection with the performance of any Sub-Custodian approved by the Trust. The Custodian assigns to the Trust any and all claims for any losses, costs, expenses, or damages that may be incurred by the Trust by reason of the negligence, gross negligence or misconduct of any Sub-Custodian approved by the Trust, or by reason of the failure of a Sub-Custodian approved by the Trust to perform in accordance with any applicable agreement, including instructions of the Custodian. The Custodian shall be under no obligation to prosecute or to defend any action, suit or claim arising out of, or in connection with, the performance of any Sub-Custodian approved by the Trust, if, in the opinion of the Custodian's counsel, such action will involve expense or liability to the Custodian. The Trust shall, upon request, furnish the Custodian with satisfactory indemnity against such expense or liability, and upon request of the Custodian, the Trust shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity.

      With respect to each Sub-Custodian not approved by the Trust, the Custodian shall be liable to the Trust for any loss which shall occur as a result of the failure of the Sub-Custodian to exercise reasonable care with respect to the safekeeping of assets to the same extent that the Custodian would be liable to the Trust if the Custodian were holding such assets in its own premises. The Custodian shall be liable to the Trust under this paragraph only to the extent of the Trust's direct damages, to be determined based on the market value of the assets which are subject to loss and without reference to any special conditions or circumstances.

      SECTION 22.       EFFECTIVENESS, DURATION AND TERMINATION

         (a) This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original, and shall become effective on the date hereof. This Agreement shall remain in effect until terminated as hereinafter provided.

         (b) This Agreement may be terminated by either party upon written notice to the other. The termination shall become effective at the time specified in the notice but no earlier than sixty (60) days after the date of the notice. Upon notice of termination, the Trust shall use its best efforts to obtain a successor custodian. If a successor custodian is not appointed within ninety (90) days after the date of the notice of termination, the Board shall, by resolution, designate the Trust as its own custodian. Each successor custodian shall be a person qualified to serve under the 1940 Act. Promptly following receipt of written notice from the Trust of the appointment of a successor custodian and receipt of Written or Oral Instructions, the Custodian shall deliver all Securities and cash it then holds directly to the successor custodian and shall, upon request of the Trust and the successor custodian and upon payment of the Custodian's reasonable charges and disbursements, (i) execute and deliver to the successor custodian an instrument approved by the successor custodian's counsel transferring to the successor custodian all the rights, duties and obligations of the Custodian, (ii) transfer to the successor custodian the originals or copies of all books and records maintained by the Custodian hereunder and (iii) cooperate with, and provide reasonable assistance to, the successor custodian in the establishment of the books and records necessary to carry out the successor custodian's responsibilities hereunder. Upon delivery of the Securities and other assets of the Trust and compliance with the other requirements of this Section 21, the Custodian shall have no further duty or liability hereunder. Every successor custodian appointed hereunder shall execute and deliver an appropriate written acceptance of its appointment and shall thereupon become vested with the rights, duties and obligations of the predecessor custodian.

      SECTION 23.       REQUIRED PERFORMANCE ON FUND BUSINESS DAYS

         Nothing contained in this Agreement is intended to or shall require the Custodian, in any capacity hereunder, to perform any functions or duties on any day other than a Fund Business Day. Functions or duties normally scheduled to be performed on any day which is not a Fund Business Day shall be performed on, and as of, the next Fund Business Day unless otherwise required by law.

      SECTION 24.       MISCELLANEOUS

         (a) This Agreement shall extend to and bind the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of the Custodian, or by the Custodian without the written consent of the Trust. Notwithstanding the foregoing, either party may assign this Agreement without the consent of the other party so long as the assignee is an affiliate, parent or subsidiary of the assigning party and the assignee of the Custodian is qualified to serve as custodian under the 1940 Act.

         (b) In connection with the operation of this Agreement, the Custodian and the Trust may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided, however, that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provisions of the Articles of Organization or By-Laws of the Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

         (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

         (d) The captions inserted herein are for convenience of reference and shall not affect, in any way, the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                          TAMARACK FUNDS TRUST


                                          By:
                                               -------------------------


                                          WELLS FARGO BANK, N.A.


                                          By:
                                               -------------------------

                                   APPENDIX A
                                   ----------

Tamarack Large Cap Equity Fund (formerly RBC Large Cap Equity Fund)

Tamarack Mid Cap Equity Fund (formerly RBC Mid Cap Equity Fund)

Tamarack Small Cap Equity Fund (formerly RBC Small Cap Equity Fund)

Tamarack Enterprise Fund (formerly Babson Enterprise Fund)

Tamarack Enterprise Small Cap Fund (formerly Babson Enterprise II Fund)

Tamarack Microcap Value Fund (formerly Babson Shadow Stock Fund)

Tamarack Value Fund (formerly Babson Value Fund)

Tamarack Small Cap International Fund (formerly J&B Small-Cap International
Fund)

Tamarack Government Income Fund (formerly RBC Government Income Fund)

Tamarack Quality Fixed Income Fund (formerly RBC Quality Income Fund)

Tamarack Tax-Free Income Fund (formerly Babson Tax-Free Income Fund)

Tamarack North Carolina Tax-Free Bond Fund (formerly RBC North Carolina Tax-Free Bond Fund)

Tamarack Prime Money Market Fund (formerly Great Hall Prime Money Market Fund)

Tamarack U.S. Government Money Market Fund (formerly Great Hall U.S. Government Money Market Fund)

Tamarack Tax-Free Money Market Fund (formerly Great Hall Tax-Free Money Market
Fund)

Tamarack Institutional Prime Money Market Fund (formerly Great Hall Institutional Prime Money Market Fund)

Tamarack Institutional Tax-Free Money Market Fund (formerly Great Hall Institutional Tax-Free Money Market Fund)

                                   APPENDIX B
                                   ----------

                                CUSTODY AGREEMENT
                            The Tamarack Funds Trust

                      WELLS FARGO GLOBAL TRUST AND CUSTODY
                         TAMARACK FUNDS PRICING SCHEDULE